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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                                                                                  SOVEREIGN POWER UNDER
NAME OF SUBSIDIARY*                                                                            THE LAWS OF WHICH ORGANIZED
-------------------                                                                            ---------------------------
Ferro Electronic Materials, Inc. .......................................................                             USA
Ferro Pfanstiehl Laboratories, Inc. ....................................................                             USA
Ferro Industrial Products Ltd...........................................................                          Canada
Ferro B.V...............................................................................                 The Netherlands
   Ferro (Belgium) S.p.r.l. ............................................................                         Belgium
   Ferro (Holland) B.V..................................................................                 The Netherlands
   Ferro France S.a.R.L.................................................................                          France
       Ferro Chemicals S.A..............................................................                          France
   Ruhr-Pulverlack G.m.b.H..............................................................                         Germany
   Ferro (Deutschland) G.m.b.H..........................................................                         Germany
   Ferro (Italia) S.R.L.................................................................                           Italy
   Ferro Industrias Quimicas S.A........................................................                        Portugal
   Ferro Toyo Co., Ltd. (60%)...........................................................       Taiwan, Republic of China
Ferro Enamel Espanola S.A...............................................................                           Spain
Ege-Ferro Kimya A.S. (49.9%)............................................................                          Turkey
Ferro (Great Britain) Ltd...............................................................                  United Kingdom
Ferro Enamel Argentina S.A.I.C.y.M......................................................                       Argentina
   Minera Loma Blanca S.A...............................................................                       Argentina
   Procesadora de Boratos Argentinos S.A. (50%).........................................                       Argentina
Ferro Enamel do Brasil, I.C.L...........................................................                          Brazil
Ferro Mexicana S.A. de C.V..............................................................                          Mexico
Ferro de Venezuela C.A. ( 51%)..........................................................                       Venezuela
Ferro Corporation (Australia) Pty. Ltd..................................................                       Australia
Ferro Far East, Ltd.....................................................................       Peoples Republic of China
Ferro (Ningbo) Powder Coatings, Ltd.....................................................       Peoples Republic of China
Ferro Suzhou Ceramic Color & Glaze Co. Ltd. ............................................       Peoples Republic of China
Ferro Industrial Products Limited (Taiwan)..............................................       Taiwan, Republic of China
Ferro (Thailand) Co., Ltd. (49%)........................................................                        Thailand
Ferro Japan K.K.........................................................................                           Japan
PT Ferro Mas Dinamika (95%).............................................................                       Indonesia

* Percentages in parentheses indicate Ferro's ownership.

      Ferro has a number of sales and warehousing subsidiaries throughout the world which are omitted from the foregoing list because they are considered in the aggregate or individually not to constitute a significant subsidiary.